                        RAILROAD FINANCIAL CORPORATION
                     1986 STOCK OPTION AND INCENTIVE PLAN
                        as amended on February 22, 1991

     1.   Purpose of the Plan. The Plan shall be known as the Railroad Financial
          -------------------
Corporation, 1986 Stock Option and Incentive Plan as amended (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers and key employees and to provide additional incentive to employees of Railroad Financial Corporation (the "Corporation") or any present or future parent or subsidiary of the Corporation to promote the success of the business. The Plan is intended to provide for the grant of both "Incentive Stock Options," within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), and Non-Incentive Stock Options. Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422A of the Code.

     2.   Definitions. As used herein, the following definitions shall apply:
          -----------

          (a) "Award means the grant by the Committee or the Board of Directors of an Incentive Stock Option, a Non-Incentive Stock Option, or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

          (b)  "Corporation" shall mean Railroad Financial Corporation.

          (c)  "Board" shall mean the Board of Directors of the Corporation.

          (d) "Common Stock" shall mean common stock, par value $.10 per share, of the Corporation.

          (e)  "Code" shall mean the Internal Revenue Code of 1954, as amended.

          (f) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

          (g) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Corporation or any present or future Parent or Subsidiary of the Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Parent, its Subsidiaries or a successor.

          (h) "Effective Date" shall mean the date specified in Section 15 hereof.

          (i) "Employee" shall mean any person employed on a full-time basis by the Corporation or any present or future Parent or Subsidiary of the Corporation.

          (j) "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of Section 7 hereof and is intended to qualify under Section 422A of the Code.

          (k) "Non-Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 8 hereof, which option is not intended to qualify under Section 422A of the Code.

          (l) "Option" shall mean an Incentive or Non-Incentive Stock Option granted pursuant to this Plan.

          (m) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

          (n)  "Optionee" shall mean any person who receives an Option.

          (o) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and (g) of the Code.

          (p) "Participant" means any full-time employee of the Corporation or any Parent or Subsidiary of the Corporation.

          (q) "Plan" shall mean the Railroad Financial Corporation, 1986 Stock Option and Incentive Plan, as amended.

          (r) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

          (s) "Stock Appreciation Right" means a stock appreciation right with respect to Shares granted by the Committee pursuant to Section 12 hereof.

          (t)  "Share" shall mean one share of the Common Stock.

          (u) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425(f) and (g) of the Code.

     3.   Shares Subject to the Plan. Except as otherwise required by the
          --------------------------
provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 74,750 shares. Such Shares may either be authorized but unissued or treasury shares.

     Shares which are subject to Stock Appreciation Rights and related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     4.   Administration of the Plan.
          --------------------------

          (a)(i) Composition of the Committee. The Plan shall be administered by the Committee, consisting of three directors of the Corporation appointed by the Board. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. No person who shall have been or is a member of the Committee shall be eligible to receive an Award under the Plan.

          (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of the majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

          The President of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Corporation and to cause them to be delivered to the Participants.

          (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5.   Eligibility.  Awards may be granted to such Employees of the
          -----------
Corporation or any present or future Parent and Subsidiary as shall be designated by the Committee. The Committee shall from time to time determine the key employees who shall be granted Options or Awards under the Plan, the number to be granted Plan, and whether Options granted to each such Employee under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Corporation, and such other factors as the Committee may, in its sole discretion, deem relevant. Employees who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

          The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted Options which first become exercisable in any calendar year (under all Incentive Stock Option Plans, as defined in Section 422A of the Code, of the Corporation or any present or future Parent or Subsidiary of the Corporation) shall not exceed $100,000. Notwithstanding the prior provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422A of the Code.

     6.   Term of Plan.  The Plan shall continue in effect for a term of ten
          ------------
(10) years from the Effective Date, unless sooner terminated pursuant to Section
18. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

     7.   Terms and Conditions of Incentive Stock Options.  Each Incentive Stock
          -----------------------------------------------
Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

          (a)  Option Price.

               (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per share of the

Optioned Stock shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting an Incentive Stock Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

               (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (b)  Payment.

               Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation, and no Optionee shall have any of the rights of a shareholder of the Corporation until shares of Common Stock are issued to him.

          (c)  Term of Incentive Stock Option.

               The term of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five (5) years.

          (d)  Exercise Generally.

               Except as otherwise provided in Section 9 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Corporation at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee, may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422A of the Code.


          (e)  Transferability.

               Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     8.   Terms and Conditions of Non-Incentive Stock Options. Each Non-
          ---------------------------------------------------
Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

          (a)  Option Price.

               The price per share at which each Non-Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Non-Incentive Stock Option, be less than the fair market value of the Common Stock, as determined in accordance with Section 7(a) of the Plan, at the time such Non-Incentive Stock Option is granted.

          (b)  Payment.

               Full payment for each share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by an applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation, and no Optionee shall have any of the rights of a shareholder of the Corporation until the shares of Common Stock are issued to him.

          (c)  Term.

               The term of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted, provided that, in the case of an Employee who owns stock representing more than 10% of the Common Stock at the time the Incentive Stock Option is granted, the term of the Non-Incentive Stock Option shall not exceed five (5) years.

          (d)  Exercise Generally.

               The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan.

          (e)  Transferability.

               Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     9.   Effect of Termination of Employment, Disability or Death on Incentive
          ---------------------------------------------------------------------
Stock Options.
-------------

          (a)  Termination of Employment.

               In the event that any Optionee's employment by the Company shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 105(d)(4) of the Code) or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of an Optionee's Incentive Stock Options shall occur if, and to the extent that, the Committee authorizes the Optionee to exercise any such Incentive Stock Options at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Corporation, the employment of all of its employees who are not immediately thereafter employees of the Corporation shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Corporation.


          (b)  Disability.

               In the event that any Optionee's employment by the

Corporation shall terminate as the result of the Permanent and Total disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

          (c)  Death.

               In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is six (6) months after the date of death of such Optionee (or such later period not exceeding one (1) year to which the Committee may, in its discretion, extend such period), but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 9(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

          (d)  Incentive Stock Options Deemed Exercisable.

               For purposes of Sections 9(a), 9(b) and 9(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if, but for the requirement of serial exercise set forth in Section 7(e) hereof, any such Incentive Stock Option would have been exercisable at such date of termination of employment. Any exercise of any Incentive Stock Option granted pursuant to the Plan which is considered exercisable pursuant to this Section 9(d) shall nevertheless be subject to the provisions and restrictions contained in Section 7(e) hereof.

          (e)  Termination of Incentive Stock Options.

               To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Corporation terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

     10.  Effect of Termination of Employment, Disability or Death on
          -----------------------------------------------------------
Non-Incentive Stock Options. The terms and conditions of Non-Incentive
----------------------------
Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion; determine at the time of termination.

     11. Right of Repurchase and Restrictions on Disposition. The Committee, in
         ---------------------------------------------------
its sole discretion, may include, as a term of any Incentive Stock Option or Non-Incentive Stock Option, the right (the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Corporation to transfer or assign such right to another party. The Corporation may exercise the Repurchase Right only to the extent permitted by applicable law.

     12.  Stock Appreciation Rights. A Stock Appreciation Right shall, upon its
          -------------------------
exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion, shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 7 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent to the Shares with respect to which the Related Option was exercised or terminated.

     13.  Recapitalization, Merger, Consolidation, Change in Control and Similar
          ----------------------------------------------------------------------
Transactions.
------------

          (a)  Adjustment.

               Subject to any required action by the shareholders of the Corporation, the aggregate number of share of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Corporation.

          (b)  Change in Control.

               In the event of a change in control of the Corporation, the Optionee at his option may, on the date immediately prior to the consummation of such change in control, exercise all of his outstanding options, or in lieu thereof, may receive on such date, cash, in an amount equal to the aggregate difference between the exercise price per share and the market price per share of the stock underlying such outstanding options on the date immediately prior to the consummation of such change in control of the Corporation. For purposes of this Section, "change in control" shall mean: the acquisition of the "beneficial ownership" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) of twenty-five percent (25%) or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for the purpose of the Option Plan to change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire 25 percent (25%) or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall be adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any form of entity not specifically listed herein.

          (c)  Extraordinary Corporate Action.

               Subject to any required action by the shareholders of the Corporation, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spinoff, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

               (i) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Corporation upon the exercise of any outstanding Option;

               (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

               (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422A of the Code.

               Except as expressly provided in Section 13(a) and 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

          (d)  Acceleration.

               The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan. In no event, however, will such action permit Participants to exercise Incentive Stock Options in an order other than provided in Section 7(e).

     14. Time of Granting Options. The date of grant of an Option under the Plan
         ------------------------
shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     15. Effective Date. The Plan shall become effective upon the completion of
         --------------
the Corporation's conversion from mutual to stock form. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

     16. Approval by Shareholders. The Plan shall be approved by stockholders of
         ------------------------
the Corporation within twelve (12) months before or after the date it becomes effective.

     17. Modification of Options. At any time and from time to time, the Board
         -----------------------
may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

     Notwithstanding anything herein to the contrary, the Committee shall be authorized to cancel outstanding Options granted pursuant to the Plan, with the consent of the Optionee, and to reissue new Options at a lower exercise price equal to the then fair market value per share of Common Stock at any time prior to the date of the exercise of such Option falls below the exercise price of the Options previously granted pursuant to the Plan. The number of new Options to be granted upon cancellation and surrender of previously granted Options and the other terms and conditions of such new Options shall be determined within the sole discretion of the Committee.

     18. Amendment and Termination of the Plan.
         -------------------------------------

         (a) Action by the Board.

          The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13) the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Corporation.

         (b) Change in Applicable Law.

          Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive and/or Non-Incentive Stock Option unlawful or subject the Corporation to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

     19. Conditions Upon Issuance of Shares. Shares shall not be issued with
         ----------------------------------
respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

     The inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares.

     As a condition to the exercise of an Option, the Association may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     20.  Reservation of Shares.  During the term of the Plan, the Corporation,
          ---------------------
will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     21.  Unsecured Obligation.  No Participant under the plan shall have any
          --------------------
interest in any fund or special asset of the Association by reason of the Plan or the grant of any Incentive or Non-Incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any participant.

     22.  Withholding Tax.  The Corporation shall have the right to deduct from
          ---------------
all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     23. Governing Law.  The Plan shall be governed by and construed in
         -------------
accordance with the laws of the State of Kansas.

                            STOCK OPTION AGREEMENT

               FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422 A
                         OF THE INTERNAL REVENUE CODE
                                PURSUANT TO THE

                        RAILROAD FINANCIAL CORPORATION
               1986 STOCK OPTION AND INCENTIVE PLAN, as amended




     STOCK OPTION for a total of 500 shares of Common Stock, par value $.10 per share, of Railroad Financial Corporation (the "Corporation"), which Option is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1954, as amended, is hereby granted to Sue Schmitt (the "optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1986 Stock Option and Incentive Plan, as amended (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.


     1.  Option Price. The Option price is $8.00 for each share, being 100% of
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the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this option.

     2.  Exercise of Option. This Option shall be exercisable in accordance with
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provisions of Section 7 of the Plan.

          (A)  Termination of Employment. Notwithstanding any
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provisions, in this section, and as more specifically set forth in Section 9(a)
of the Plan, if the Optionee's employment by the Corporation or any of its subsidiaries shall terminate for any reason, other than Permanent and Total Disability or death, all of any such Optionee's Incentive Stock Options shall automatically terminate on the date of such termination of employment.

          (B)  Method of Exercise. This Option shall be exercisable by a written
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notice which shall:

               (i) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, the person's address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

               (ii) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Corporation's counsel;

               (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accom-panied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

               (iv) be in writing and delivered in person or by certified mail to the Chief Financial Officer of the Corporation.

          Payment of the Purchase price of any share with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          (C)  Restrictions or Exercise. This Option may not be exercise if the
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     issuance of the shares on such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

     3.  Nontransferability of Option. This Option may not be transferred in any
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manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall
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be binding on the executors, administrators, heirs, successors and assigns of the Optionee.

     4.  Order of Exercising Options. Any Option granted hereunder shall not be
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exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Option, to the Optionee to purchase stock in the Corporation.

     5.  Term of Option. This Option may not be exercised more than ten (10)
         --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


                                          RAILROAD FINANCIAL CORPORATION


                                         By
                                           ------------------------------------
                                           Robert D. Taylor, Chairman and CEO


Date of Grant:                           Attest:
                                                -------------------------------
                                           Kari S. Schmidt, Corporate Secretary


(SEAL APPEARS HERE]